UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021 (April 7, 2021)

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer

As previously disclosed, Michael J. King has been appointed by the Board of Directors (the “Board”) of Pactiv Evergreen Inc. (the “Company”) as the Company’s Chief Executive Officer, effective as of March 5, 2021 (the “Effective Date”). In connection with this appointment, John McGrath announced his retirement as Chief Executive Officer of the Company and the Company disclosed that he would no longer serve as a director on the Board, in each case effective as of March 4, 2021.

On April 7, 2021, Mr. McGrath entered into two agreements in connection with his separation from the Company.

First, Mr. McGrath entered into a Retirement Agreement (the “Retirement Agreement”). Under the Retirement Agreement, which contains a customary release of claims against the Company and required Mr. McGrath to enter into and be bound by the terms and conditions contained in, including the applicable restrictive covenants set forth in, the Consulting and Restrictive Covenants Agreement (the “Consulting Agreement”) (as described below), Mr. McGrath agreed to retire from his employment on March 5, 2021. In connection with the satisfaction of his obligations under the Retirement Agreement and the Consulting Agreement, Mr. McGrath will be entitled to payments as follows: (i) amounts owed under the letter agreement dated July 3, 2019 on the date six months from the effective date of the initial public offering of the Company; (ii) continued vesting of Mr. McGrath’s outstanding and unvested equity awards; (iii) an additional payment of $341,666 per calendar month for the 12-month period from March 6, 2021 through March 5, 2022, as additional consideration for accepting the restrictive covenants set forth in the Consulting Agreement and (iv) eligibility for the Company to pay COBRA premiums for a period of up to one year.

Second, Mr. McGrath entered into a Consulting Agreement. Under the Consulting Agreement, Mr. McGrath will serve as a consultant for the Company from March 6, 2021 through March 5, 2022 (the “Consulting Period”). For his services as a consultant, the Company will pay Mr. McGrath a consulting fee of $83,333 per calendar month for the 12-month period from March 6, 2021 through March 5, 2022. In addition, Mr. McGrath agreed to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants, during the Consulting Period and for an additional 24 months following the last day of the Consulting Period.

The foregoing descriptions of the Retirement Agreement and Consulting Agreement (together, the “Agreements”) contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreements. A copy of the Agreements will be filed as exhibits to the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2021

PACTIV EVERGREEN INC.

By:	/s/ Steven Karl
Steven Karl
Chief Legal Officer and Corporate Secretary